UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2012

FNB United Corp.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-13823	56-1456589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 South Fayetteville Street,
Asheboro, North Carolina		27203
(Address of Principal Executive Offices)		(Zip Code)

(336) 626-8300
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of FNB United Corp. (“FNB”) held on June 21, 2012:

•
Scott B. Kauffman, J. Chandler Martin and Brian E. Simpson were elected to Class I of the Board of Directors of FNB (the “Board”), each for a term of two years expiring at the 2014 Annual Meeting of Shareholders.

•
Austin A. Adams, R. Reynolds Neely, Jr., Louis A. “Jerry” Schmitt and Boyd C. Wilson, Jr. were elected to Class II of the Board, each for a term of three years expiring at the 2015 Annual Meeting of Shareholders.

•	John J. Bresnan, Robert L. Reid and Jerry R. Licari were elected to Class III of the Board, each for a term of one year expiring at the 2013 Annual Meeting of Shareholders.

•	The appointment of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for the 2012 fiscal year was ratified.

•	A resolution approving the compensation of FNB’s named executive officers was adopted on an advisory basis.

•	The FNB United Corp. 2012 Incentive Plan was approved.
The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each applicable matter voted upon.

	For	Against	Withheld	Abstentions	Broker Non-Votes
Election of Scott B. Kauffman	17,668,186		31,301		266,374
Election of J. Chandler Martin	17,676,036		23,451		266,374
Election of Brian E. Simpson	17,672,985		26,502		266,374
Election of Austin A. Adams	17,673,568		25,919		266,374
Election of R. Reynolds Neely, Jr.	17,673,889		25,597		266,374
Election of Louis A. “Jerry” Schmitt	17,673,539		25,948		266,374
Election of Boyd C. Wilson, Jr.	17,672,545		26,942		266,374
Election of John J. Bresnan	17,668,531		30,956		266,374
Election of Robert L. Reid	17,668,580		30,907		266,374
Election of Jerry R. Licari	17,675,694		23,793		266,374
Ratification of Dixon Hughes Goodman LLP	17,891,863	62,153		11,845
Advisory Approval of Executive Compensation	17,641,786	48,836		8,863	266,375
Approval of 2012 Incentive Plan	17,643,488	44,489		11,510	266,374

Item 8.01. Other Events.
On June 18, 2012, FNB filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement with respect to its distribution, at no charge, of non-transferable Warrants (the “Warrants”) to purchase up to 30,000 shares in the aggregate of common stock, no par value per share (the “Common Stock”), at a price of $16.00 per share, to holders of shares of its Common Stock as of 5:00 p.m., Eastern Time, on October 20, 2011, the record date (the “Offering”).
The Offering is being conducted under the terms of the investment and subscription agreements entered into with various investors in connection with the October 2011 private placement of $310 million completed by FNB as part of its recapitalization and acquisition of Bank of Granite Corporation. In addition, as a result of the Offering FNB is obligated to offer to those who participated in the private placement certain preemptive rights.
The Warrants will be issued pursuant to FNB’s shelf registration statement on Form S-3 (Registration File No. 333-180604) filed with the SEC on April 5, 2012 and declared effective on May 18, 2012.
The Form of Warrant is included as Exhibit 4.1 and the opinion of Parker Poe Adams & Bernstein LLP as to the legality of the Warrants is included as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K is for informational purposes only and is not an offer to sell or the solicitation of any offer to sell any security of FNB, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Offering may be made only by means of a prospectus supplement and related base prospectus.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Description
4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Parker Poe Adams & Bernstein LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp.
Date: June 22, 2012

By: /s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

INDEX TO EXHIBITS

No.	Description
4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Parker Poe Adams & Bernstein LLP